EXHIBIT 32.2
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer and Principal Financial Officer
Dated: November 12, 2008
     I, William J. Buchanan, Controller and principal financial officer of Superconductor Technologies Inc., herby certify that, to my knowledge:
     1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies Inc. for the three month period ended September 27,2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ William J. Buchanan
William J. Buchanan
Controller (Principal Accounting and Financial Officer)